Exhibit 10.3

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between SJW Group (the “Company”) and Eric W. Thornburg (the “Executive”) as of September 26, 2017.
WHEREAS, the Company desires to employ the Executive as its President and Chief Executive Officer and the Executive desires to serve in such capacity on behalf of the Company.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1.	Employment.
(a)    Term. The initial term of this Agreement shall begin on November 6, 2017 (the “Effective Date”), and shall continue until December 31, 2019, unless sooner terminated by either party as set forth below, or until the termination of the Executive’s employment, if earlier. This Agreement shall automatically renew for successive additional one-year periods at the end of the initial term and each successive one-year period, if any, unless either party gives the other party written notice at least 90 days prior to the end of the initial term or any one-year renewal period (as applicable) that the term of this Agreement shall not be further extended. The period commencing on the Effective Date and ending on the date on which the term of this Agreement terminates is referred to herein as the “Term”. The Company’s failure to renew the Agreement at the end of the Term shall not, by itself, constitute termination without Cause (as defined below).
(b)    Positions and Duties. During the Term, the Executive shall serve as the President and Chief Executive Officer of the Company, the Chief Executive Officer of San Jose Water Company, the President and Chief Executive Officer of SJW Land Company and the Chief Executive Officer of SJWTX, Inc. with duties, responsibilities and authority commensurate therewith and shall report to the Board of Directors of the Company (the “Board”). The Executive shall also serve in officer positions with one or more other subsidiaries of the Company as requested by the Board. The Executive shall perform all duties and accept all responsibilities incident to such positions as may be reasonably assigned to the Executive by the Board.
(c)    Board Position. On the Effective Date, the Executive shall be appointed as a member of the Board. For as long as the Executive remains the Chief Executive Officer of the Company, the Company agrees to nominate the Executive as a member of the Board at each meeting of shareholders at which Board members are to be elected. It is the Company’s expectation that the Executive shall be appointed Chairman of the Board at the Board meeting immediately following the Company’s 2018 Annual Meeting of Stockholders. The Executive shall also serve as a member of the board of directors of San Jose Water Company and such other subsidiaries of the Company as requested by the Board. The Executive shall serve in such capacities at no additional compensation.
(d)    At-Will Employment. Although this Agreement has a term set forth above, the Executive’s employment with the Company may be terminated by the Executive or by the Company at any time during or after the term of the Agreement, for any reason, subject to the provisions of

Section 7 below. The at-will nature of the Executive’s employment relationship with the Company, as described immediately above, may only be changed by express written approval of a disinterested majority of the Board.
(e)    Efforts. During the Term, the Executive shall devote his full business time, efforts and attention to promote the business and affairs of the Company and its affiliated entities, and shall be engaged in other business activities only to the extent that such activities do not materially interfere or conflict with the Executive’s obligations to the Company hereunder, including, without limitation, obligations pursuant to Section 13 and Section 14 below. The foregoing shall not be construed as preventing the Executive from (i) serving on civic, educational, philanthropic or charitable boards or committees, or, with the prior written consent of the Board, in its sole discretion, on for-profit boards, and (ii) managing personal investments, so long as such activities are permitted under the Company’s Code of Ethical Business Conduct and employment policies and do not violate the provisions of Section 13 and Section 14 below.
(f)    Principal Place of Employment. The Executive understands and agrees that his principal place of employment will be in the Company’s offices located in San Jose, California, and that the Executive will be required to travel for business in the course of performing his duties for the Company.
2.    Compensation.
(a)    Base Salary. During the Term, the Company shall pay the Executive a base salary (“Base Salary”), at the annual rate of $700,000, which shall be paid in installments in accordance with the Company’s normal payroll practices. Beginning for 2019, the Executive’s Base Salary shall be reviewed annually by the Board pursuant to the normal performance review policies for senior level executives and may be adjusted from time to time as the Board deems appropriate.
(b)    Annual Bonus. The Executive shall be eligible to receive an annual bonus for each calendar year during the Term, commencing with the 2018 year, based on the attainment of individual and corporate performance goals and targets established by the Executive Compensation Committee (“Annual Bonus”). The target amount of the Executive’s Annual Bonus for any calendar year during the Term shall be no less than 50% of the Executive’s annual Base Salary, with the actual Annual Bonus for any calendar year within the Term ranging from 0% to a maximum Annual Bonus of 75% of the Executive’s annual Base Salary, based on the Executive Compensation Committee’s determination of the level of achievement of the applicable performance goals for the year. Any Annual Bonus shall be paid after the end of the calendar year to which it relates, at the same time and under the same terms and conditions as the bonuses for other executives of the Company; provided that in no event shall the Executive’s Annual Bonus be paid later than March 15 after the calendar year to which the Annual Bonus relates. The Annual Bonus shall be subject to the terms of the Company’s Executive Officer Short-Term Incentive Plan, as may be amended.
(c)    Special Sign-On Bonus. The Executive shall be eligible to receive a special sign-on bonus in the amount of $310,000 (the “Sign-On Bonus”), payable at the same time as the bonuses for other executives of the Company for calendar year 2017 are paid, subject to continued employment through the payment date (but in any event no later than March 15, 2018).

(d)    Equity Compensation. Contingent upon the commencement of the Executive’s employment on the Effective Date and continued employment through the applicable grant dates, the Executive shall be eligible to receive the initial and special equity awards as set forth below, subject to the terms of the Company’s Long-Term Incentive Plan, as may be amended.
(i)    Initial Grants: The Executive will be granted two initial awards of restricted stock units (“RSUs”):
(1)    The first award will cover a number of shares of the Company’s common stock determined by dividing $225,000 by the Share Price on the date of grant of the award, rounded to the nearest whole number (the “Initial Time-Based Grant”). The Initial Time-Based Grant shall be made at the same time as the 2018 annual time-based equity awards are granted to other executives of the Company in the first quarter of 2018. The Initial Time-Based Grant will vest in three equal installments on each of December 31, 2018, December 31, 2019 and December 31, 2020, subject to continued employment with the Company through the respective vesting dates. The remaining terms of the Initial Time-Based Grant (including any accelerated vesting), shall be as set forth in substantially the form of the Restricted Stock Unit Issuance Agreement attached hereto as Exhibit A.
(2)    The second award will cover a target number of shares of the Company’s common stock determined by dividing $525,000 by the Share Price on the date of grant of the award, rounded to the nearest whole number (the “Initial Performance-Based Grant”). The Initial Performance-Based Grant shall be made at the same time as the 2018 annual performance-based equity awards are granted to other executives of the Company in the first quarter of 2018. The Initial Performance-Based Grant will vest on December 31, 2020 based on the achievement of performance goals (as measured over the applicable three-year performance period) as determined by the Executive Compensation Committee and consistent with past practices, and continued employment with the Company through the vesting date (except to the extent any accelerated vesting is approved by the Executive Compensation Committee at the time of grant of the award).
(ii)    Special Grant: The Executive will be granted a special award of RSUs which will be made following the Effective Date but prior to December 31, 2017. The award will cover a number of shares of the Company’s common stock determined by dividing $900,000 by the Share Price on the date of grant of the award, rounded to the nearest whole number (the “Special Time-Based Grant”). The Special Time-Based Grant will vest in three equal installments on each of December 31, 2018, December 31, 2019 and December 31, 2020, subject to continued employment with the Company through the respective vesting dates. The remaining terms of the Special Time-Based Grant (including any accelerated vesting), shall be as set forth in substantially the form of the Restricted Stock Unit Issuance Agreement attached hereto as Exhibit B.
(iii)    For purposes of this Section 2(d), “Share Price” shall mean the closing price per share of Company common stock at the close of regular hours trading on the New York Stock Exchange on the relevant date.
(iv)    Dividend equivalent rights will not accrue with respect to the Initial Grant or the Special Grant.

(e)    Relocation Expenses. The Company will reimburse the Executive for (i) up to six months of reasonable temporary housing expenses in the San Jose area (to be extended on a month by month basis as necessary and approved by the Chair of the Executive Compensation Committee for up to an additional six months) commencing as of the Effective Date and conditioned on the Executive’s continued employment with the Company and (ii) the reasonable moving and travel expenses incurred in connection with the Executive’s (and his spouse’s) relocation to the San Jose Area.
3.    Retirement and Welfare Benefits and Perquisites.
(a)    During the Term, the Executive shall be eligible to participate in the Company’s social welfare and qualified retirement benefit plans and programs available to employees of the Company, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.
(b)    The Executive will be eligible to receive the same perquisites as in effect for other senior executives of the Company, including a Company-provided motor vehicle and maintenance thereof. In addition, effective January 1, 2018 and continuing during the Term, the Company will reimburse the Executive for reasonable business related personal expenses (which are approved by the Chair of the Executive Compensation Committee), up to $40,000 per calendar year.
4.    Cash-Balance SERP Benefits.  The Executive shall be eligible to participate in the Company’s Cash Balance Executive Supplemental Retirement Plan (the “Cash-Balance SERP”) with respect to the benefit described in Article III of the Cash-Balance SERP (i.e., the Retirement Benefit that is offset by the benefit payable to the Executive under the terms of the San Jose Water Company Retirement Plan, a tax-qualified defined benefit pension plan); provided, the Cash-Balance SERP benefit shall provide the Executive with a compensation crediting rate of 39% until the end of the calendar quarter in which the Executive attains age 65.  Beginning with the calendar quarter next following the Executive’s attainment of age 65, the Executive’s compensation crediting rate will revert to the then applicable rate under Section 3.2(a) of the Cash-Balance SERP.
5.    Vacation. During the Term, the Executive shall be entitled to three weeks of vacation each year and holiday and sick leave at levels commensurate with those provided to other senior executives of the Company, in accordance with the Company’s vacation, holiday and other pay for time not worked policies; provided, however, that beginning in 2019, the Executive shall be eligible for four weeks of vacation each year.
6.    Business Expenses. The Company shall reimburse the Executive for all necessary and reasonable travel (which does not include commuting) and other business expenses incurred by the Executive in the performance of his duties hereunder.
7.    Termination of Employment.

(a)    Termination. The Company may terminate the Executive’s employment at any time with or without Cause, subject to the provisions of this Section 7. The Executive may voluntarily terminate employment for any reason upon 30 days’ prior written notice to the Company or in accordance with the requirements of Section 7(d) in the event of a termination for Good Reason. Upon the Executive’s termination of employment for any reason, the Company shall pay the Executive (i) the Base Salary through the date of termination, (ii) any earned but unpaid Annual Bonus for any year preceding the year of termination, (iii) the value all accrued and unused vacation based on the Executive’s most recent level of Base Salary and (iv) any benefits accrued and due under any applicable benefit plans and programs of the Company (the “Accrued Obligations”).
(b)    Severance Benefits.
(i)    The Executive shall be eligible for benefits under the Company’s Executive Severance Plan, as may be amended from time to time, which provides benefits in the event of a qualifying termination of the Executive’s employment in connection with a Change in Control, as defined therein with the applicable cash amount under Section 2(a)(1) to be determined in the same manner as for the other officers participating in the plan; provided, however, that the Executive shall not be eligible to receive any tax gross-up benefits thereunder. In addition, if the Executive’s employment is terminated under circumstance entitling him to benefits under the Executive Severance Plan, the Company will pay the Executive an amount equal to the Annual Bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination, which shall be paid in a lump sum payment at the same time annual bonuses for such year are paid to other executives of the Company (but in any event no later than March 15 of the year following the year of the termination of employment).
(ii)    If (A) the Executive incurs an Involuntary Termination (other than due to death or Disability, as all such terms are defined below), (B) the Executive is not eligible for benefits under the Company’s Executive Severance Plan and (C) the Executive timely executes and does not revoke a written Release (as defined below), the Executive shall be entitled to receive, in lieu of any payments under any severance plan or program for employees or executives, the severance payments and benefits set forth in either subsection (1) or (2) below (but not both).
(1)    If the Involuntary Termination occurs on or prior to December 31, 2019, the Company will pay the Executive an amount equal to:
a.    two times the sum of (A) the Executive’s annual Base Salary, plus (B) the Executive’s target Annual Bonus for the year of termination, which shall be paid in a lump sum payment on the 60th day following the termination date;
b.    the Sign-On Bonus to the extent unpaid, which shall be paid in a lump sum payment on the 60th day following the termination date; and
c.    an amount equal to the Annual Bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination, which shall be paid in a lump sum payment at the same time annual bonuses for such year are paid to other executives of the Company.
(2)    If the Involuntary Termination occurs after December 31, 2019, the Company will pay the Executive an amount equal to
a.    the sum of (A) the Executive’s annual Base Salary, plus (B) the Executive’s target Annual Bonus for the year of termination, which shall be paid in a lump sum payment on the 60th day following the termination date; and
b.    an amount equal to the Annual Bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination, which shall be paid in a lump sum payment at the same time annual bonuses for such year are paid to other executives of the Company.
(c)    “Cause” shall mean the Executive’s:
(i)    material breach of this Agreement;
(ii)    breach of the confidentiality policies of, or breach of the non-solicitation or inventions assignment agreement with, the Company or any of its affiliates;
(iii)    commission of an act of dishonesty, fraud, embezzlement or theft;
(iv)    engagement in conduct that causes, or is likely to cause, material damage to the reputation of the Company or any of its affiliates;
(v)    gross negligence or willful misconduct in the performance of the material duties of the Executive’s positions (other than by reason of Disability) after receipt of a written warning from the Board;
(vi)    commission of a felony or any crime of moral turpitude; or
(vii)    material failure to comply with the Company’s Code of Ethical Business Conduct or the Company’s material written employment policies.
(d)    “Good Reason” shall mean the occurrence of one or more of the following without the Executive’s express written consent:
(i)    a material diminution in the Executive’s authority, duties or responsibilities;
(ii)    a material change in the geographic location at which the Executive must perform services under this Agreement;
(iii)    a material diminution in the Executive’s base compensation;

(iv)    any action or inaction that constitutes a material breach by the Company of this Agreement;
(v)    the failure of a successor to the Company to assume this Agreement in accordance with Section 23; or
(vi)    the appointment of a Chairman of the Board other than the Executive after the 2018 Annual Meeting of Stockholders; provided that this shall not be Good Reason if the rules of the principal exchange on which the Company’s securities trade or other applicable law prohibit an individual from simultaneously holding the offices of both Chief Executive Officer and Chairman of the Board; and provided further that it shall not be Good Reason if the Executive is not appointed as Chairman of the Board for any period on or after the 2019 Annual Meeting of the Stockholders.
In order to constitute Good Reason, (i) the Executive must provide written notice identifying the event of Good Reason to the Company within 30 days after the event constituting Good Reason, (ii) the Company shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in the Executive’s notice of termination and (iii) if the Company does not correct the act or failure to act, the Executive’s employment will terminate for Good Reason on the first business day following the Company’s 30-day cure period.

(e)    “Involuntary Termination” means (i) the Executive’s termination of employment by the Company other than for Cause or (ii) the Executive’s voluntary termination of employment for Good Reason.
(f)    “Release” shall mean a separation agreement and general release of any and all claims against the Company, it subsidiaries and all their related parties with respect to all matters arising out of the Executive’s employment by the Company and its subsidiaries, and the termination thereof (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit). The Release will be in substantially the form attached hereto as Exhibit C, subject to such legally required changes as the Company may require.
(g)    Termination for Cause. The Company may terminate the Executive’s employment at any time for Cause upon written notice to the Executive, in which event all payments under this Agreement shall cease, except for any Accrued Obligations.
(h)    Termination following Disability. If the Executive incurs a Disability during the Term, the Company may terminate the Executive’s employment on or after the date of Disability. If the Executive’s employment terminates on account of Disability, the Executive shall be entitled to receive any Accrued Obligations. Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive. For purposes of this Agreement, the term “Disability” shall mean the Executive is eligible to receive long-term disability benefits under the Company’s long-term disability plan.
(i)    Death. If the Executive dies during the Term, the Executive’s employment shall terminate on the date of death and the Company shall pay to the Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, any Accrued Obligations. Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive.
8.    Section 409A.
(a)    This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. Severance benefits under this Agreement are intended to be exempt from section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable. Notwithstanding anything in this Agreement to the contrary, if required by section 409A of the Code, if the Executive is considered a “specified employee” for purposes of section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service pursuant to section 409A of the Code, payment of such amounts shall be delayed as required by section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period. If the Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death.
(b)    All payments of nonqualified deferred compensation (within the meaning of section 409A of the Code), which are to be made upon a termination of employment under this Agreement, may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment hereunder shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment of any amounts of deferred compensation subject to section 409A of the Code, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year.
(c)    All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

9.    Non-Solicitation. During the Term and for one year thereafter, the Executive hereby agrees that he will not (i) encourage any employee, consultant, or person who was employed by the Company on the date of termination of the Executive’s employment (or at any time during the six-month period prior to termination of the Executive’s employment) to leave the Company for any reason, nor will the Executive solicit their services; or (ii) assist any other person or entity in such encouragement or solicitation. This provision is not intended to restrict the Executive from performing the duties of the Executive’s employment in the best interest of the Company.
10.    Proprietary Information
(a)    Confidentiality of Proprietary Information. At all times, the Executive will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Proprietary Information (defined below) of the Company or an affiliate, except as such disclosure, use or publication may be required in connection with the Executive’s work for the Company or as described in Section 10(b) below, or unless the Company expressly authorizes such disclosure in writing. “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company and its affiliates and shareholders, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship.
(b)    Reports to Government Entities. Nothing in this Agreement shall prohibit or restrict the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Executive does not need the prior authorization of the Company to engage in such communications, respond to such inquiries, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. The Executive is not required to notify the Company that the Executive has engaged in such communications with the Regulators. If the Executive is required by law to disclose Proprietary Information, other than to Regulators as described above, the Executive shall give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the extent possible. Federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

(c)    Inventions Assignment. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, reports, and all similar or related information which relates to the Company’s or its affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorneys and other instruments). If requested by the Company, the Executive agrees to execute any inventions assignment and confidentiality agreement that is required to be signed by Company employees generally.
(d)    Return of Company Property. Upon termination of the Executive’s employment with the Company for any reason, and at any earlier time the Company requests, the Executive will deliver to the person designated by the Company all originals and copies of all documents and property of the Company or an affiliate that is in the Executive’s possession, under the Executive’s control or to which the Executive may have access. The Executive will not reproduce or appropriate for the Executive’s own use, or for the use of others, any property, Proprietary Information or Work Product.
11.    Legal and Equitable Remedies.
(a)    Because the Executive’s services are personal and unique and the Executive has had and will continue to have access to and has become and will continue to become acquainted with the proprietary information of the Company and its affiliates, and because any breach by the Executive of any of the restrictive covenants contained in Section 9 and Section 10 would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce Section 9 and Section 10 and any of their provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in Section 9 and Section 10. The Executive agrees that in any action in which the Company seeks injunction, specific performance or other equitable relief, the Executive will not assert or contend that any of the provisions of Section 9 or Section 10 are unreasonable or otherwise unenforceable.
(b)    The Executive irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this Agreement shall be brought solely in the United States District Court for the Northern District of California, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Santa Clara County, (ii) consents to the exclusive jurisdiction of such court in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.
(c)    Notwithstanding anything in this Agreement to the contrary, if the Executive breaches any of the Executive’s obligations under Section 9 or Section 10, the Company shall be obligated to provide only the compensation and accrued benefits required by any Company benefit plans, policies or practices then applicable to the Executive in accordance with the terms thereof, and all payments under Section 2 or Section 7 hereof, as applicable, shall cease other than the payment of Accrued Benefits. In such event, the Company may require that the Executive repay all amounts theretofore paid to him pursuant to Section 7 hereof, and in such case, the Executive shall promptly repay such amounts within the timeframe specified by the Company (which shall be no earlier than 60 days following notice of the required payment to the Executive).
12.    Acknowledgement of Satisfaction of All Pre-Employment Conditions.
(a)    Right to Work. For purposes of federal immigration law, the Executive will be required to provide to the Company documentary evidence of the Executive’s identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three days following the Effective Date, or the Company’s employment relationship with the Executive may be terminated and this Agreement will be void.
(b)    Verification of Information. By entering into this Agreement, the Executive warrants that all information provided by the Executive is true and correct to the best of the Executive’s knowledge, and the Executive expressly releases all parties from any and all liability for damages that may result from obtaining, furnishing, collecting or verifying such information, as well as from the use of or disclosure of such information by the Company or its agents.
13.    No Conflicting Obligations. The Executive understands and agrees that by entering into this Agreement, the Executive represents to the Company that performance of the Executive’s duties to the Company and the terms of this Agreement will not breach any other agreement (written or oral) to which the Executive is a party (including without limitation, current or past employers) and that the Executive has not, and will not during the term of the Executive’s employment with the Company, enter into any oral or written agreement which may result in a conflict of interest or may otherwise be in conflict with any of the provisions of this Agreement or the Company’s policies. The Executive is not to bring with the Executive to the Company, or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which the Executive owes an obligation of confidentiality under any agreement or otherwise. The Company does not need and will not use such information. Also, the Company expects the Executive to abide by any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer and suggest that the Executive refrain from having any contact with such persons until such time as any non-solicitation obligation expires. To the extent that the Executive is bound by any such obligations, the Executive must inform the Company’s General Counsel immediately prior to accepting this Agreement.
14.    General Obligations. As an employee, the Executive will be expected to adhere to the Company’s standards of professionalism, loyalty, integrity, honesty, reliability and respect for all. Please note that the Company is an equal opportunity employer. The Company does not permit, and will not tolerate, the unlawful discrimination or harassment of any employees, applicants, consultants, or related third parties on the basis of sex, gender, gender identity, gender expression, sex stereotype, transgender, race, color, religion or religious creed, age, national origin or ancestry, marital status, military or protected veteran status, immigration status, mental or physical disability or medical condition, genetic information, sexual orientation, pregnancy, childbirth or related medical condition, or any other status protected by applicable law. Any questions regarding this EEO statement should be directed to Human Resources. The Executive will also be required to review, understand, and comply with all other generally applicable written employment policies that the Company may adopt from time to time.
15.    Termination Obligations.
(a)    Upon termination of the Executive’s employment with the Company for any reason, the Executive will resign in writing (or be deemed to have resigned) from all other offices and directorships then held with the Company or any affiliate of the Company, unless otherwise agreed with the Company.
(b)    Following the termination of the Executive’s employment with the Company for any reason, the Executive shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of duties, responsibilities, and knowledge to such persons as the Company shall designate. The Executive shall also cooperate in the defense of any action brought by any third party against the Company. If necessary, the Company shall pay the Executive for the Executive’s time incurred to comply with this provision at a reasonable per diem or per hour rate as to be mutually determined between the Executive and the Company.
(c)    Following the termination of the Executive’s employment with the Company for any reason, the Executive agrees that the Executive will not at any time make any statements or comments (written or oral) to any third party or take any action disparaging the integrity or reputation of the Company or any of its subsidiaries, employees, officers or directors, subject to the provisions of Section 10(b).
16.    Survival. The respective rights and obligations of the parties under this Agreement (including, but not limited to, Sections 9, 10, 11 and 15) shall survive any termination of the Executive’s employment or termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations.
17.    No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.
18.    Section 280G. In the event of a change in ownership or control under section 280G of the Code, if it shall be determined that any payment or distribution in the nature of compensation (within the meaning of section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Code, the aggregate present value of the Payments under this Agreement shall be reduced (but not below zero) to the Reduced Amount (defined below) if and only if the Accounting Firm (described below) determines that the reduction will provide Executive with a greater net after-tax benefit than would no reduction. No reduction shall be made unless the reduction would provide the Executive with a greater net after-tax benefit. The determinations under this Section shall be made as follows:
(a)    The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Payments under this Agreement without causing any Payment under this Agreement to be subject to the Excise Tax (defined below), determined in accordance with section 280G(d)(4) of the Code. The term “Excise Tax” means the excise tax imposed under section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(b)    In the event of a reduction of a Payment under this Section 18, the reduction shall occur in the following order:  (i) any cash Payments that are exempt from Section 409A of the Code; (ii) any cash Payments subject to Section 409A of the Code in the reverse order in which such Payments would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time); (iii) cancellation of accelerated vesting of equity awards; and (iv) reduction of continued employee benefits.  In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive’s equity awards.
(c)    All determinations to be made under this Section shall be made by an independent certified public accounting firm selected by the Company and agreed to by the Executive immediately prior to the change in ownership or control transaction (the “Accounting Firm”). The Accounting Firm shall provide its determinations and any supporting calculations both to the Company and Executive within ten days of the transaction. Any such determination by the Accounting Firm shall be binding upon the Company and Executive. All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section shall be borne solely by the Company.
19.    Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered (including by courier) or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):
If to the Company, to:
SJW Group
110 W. Taylor Street
San Jose, CA 95110-2131
Attn: Corporate Secretary of SJW Group

If to the Executive, to the most recent address on file with the Company or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.
20.    Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.
21.    Reimbursements. In order to receive reimbursements under this Agreement, the Executive must submit proper documentation for each expense eligible for reimbursement within sixty (60) days after the later of (i) the Executive’s incurrence of such expense or (ii) the Executive’s receipt of the invoice for such expense. If such expense qualifies for reimbursement, then the Company will reimburse the Executive for that expense within thirty (30) business days thereafter, net of applicable withholding taxes.
22.    Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.
23.    Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place, and the Executive acknowledges that in such event the obligations of the Executive hereunder, including but not limited to those under Section 9 and Section 10, will continue to apply in favor of the successor.
24.    Clawback. Notwithstanding anything to the contrary in this Agreement, all compensation paid to the Executive by the Company and/or any subsidiary (whether payable pursuant to this Agreement or otherwise) will be subject to reduction, recovery and/or recoupment to the extent required by any present or future law, government regulation or stock exchange listing requirement or any policy adopted by the Company to comply with applicable law, government regulation and/or stock exchange listing requirement.

25.    Company Policies. The Executive shall be subject to the insider trading policies, and other policies that may be implemented by the Board from time to time with respect to officers of the Company.
26.    Indemnification. The Company and the Executive shall enter into the Company’s standard form of indemnification agreement.
27.    Attorneys’ and Financial or Compensation Advisor Fees. The Company will pay directly or reimburse the Executive for reasonable legal fees and costs and the reasonable fees and costs of a financial or compensation advisor incurred in connection with negotiating and reviewing this Agreement and any related documents or matters.
28.    Entire Agreement. This Agreement (together with the Executive Severance Plan, the SERP and all other documents referenced herein) sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Chair of the Executive Compensation Committee.
29.    Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.
30.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of California without regard to rules governing conflicts of law.
31.    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SJW GROUP

/s/ Daniel B. More
Name: Daniel B. More
Title: Chair, Executive Compensation Committee
Date: September 26, 2017

EXECUTIVE

/s/ Eric W. Thornburg
Name: Eric W. Thornburg

Exhibit A

Restricted Stock Unit Issuance Agreement (Initial Time-Based Grant)

SJW GROUP
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.    Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
1.    Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during Participant’s period of Service shall entitle Participant to receive one share of Common Stock on the applicable issuance date for that share. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Participant	__________________________
Award Date:	___________________
Number of Shares Subject to Award:	________ shares of Common Stock (the “Shares”)
Vesting Schedule:
The Shares shall vest in a series of three (3) successive equal annual installments upon Participant’s completion of each year of Service over the three (3)-year period measured from the Award Date (the “Normal Vesting Schedule”). However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraphs 4 and 6 below.

Issuance Schedule:
The Shares in which the Participant vests on an annual basis in accordance with the Normal Vesting Schedule shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the applicable annual vesting date (the “Issuance Date”) or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such annual vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date. The Shares which vest pursuant to Paragraph 4 or Paragraph 6 of this Agreement shall be issued in accordance with the provisions of the applicable Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 8 of this Agreement.

2.    Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for Participant and/or his or her family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
3.    Cessation of Service. Except as otherwise provided in Paragraph 4 or Paragraph 6 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award shall be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
4.    Accelerated Vesting. Should Participant cease Employee status by reason of death or Disability, then all of the Shares at the time subject to this Award shall immediately vest and shall be issued on the date of the Participant’s Separation from Service due to such death or Disability or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service.
5.    Stockholder Rights. Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until the Shares vest and Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

6.    Change in Control.
A.    Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the underlying Shares at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting and payout provisions that would be applicable to those Shares in the absence of such Change in Control. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.
B.    In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for the Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.
C.    Should either of the following events occur during the period commencing with the earlier of (i) the execution date of any definitive agreement for a Change in Control transaction or (ii) the actual occurrence of a Change in Control and ending with the earlier of (x) the expiration of the twenty-four (24)-month period measured from the effective date of the Change in Control or, to the extent applicable, (y) the date the definitive agreement for the Change in Control transaction is terminated or cancelled without the consummation of the contemplated Change in Control transaction:
(i)    Participant’s Employee status is terminated other than for Good Cause, or
(ii)    Participant resigns from Employee status for Good Reason,
then all of the Shares (or other securities or property) at the time subject to this Award shall immediately vest, and those vested Shares shall be issued on the date of the Participant’s Separation from Service in connection with such cessation of Employee status or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service, unless a further deferral is required under Paragraph 9.
D.    If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 6.A above, then those units shall vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration per Share shall be distributed to Participant upon the tenth (10th) business day following the earliest to occur of (i) the Issuance Date determined for that Share in accordance with the Normal Vesting Schedule, (ii) the date of Participant’s Separation from Service or (iii) the first date following a Qualifying Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.
E.    This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change, and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.
8.    Issuance of Shares/Collection of Withholding Taxes.
A.    On each applicable Issuance Date (or any earlier date on which the Shares are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
B.    The Corporation shall collect the applicable Withholding Taxes with respect to the Shares which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. In the event payment is to be made in a form other than the Shares, then the Corporation shall collect from the Participant the applicable Withholding Taxes pursuant to such procedures as the Corporation deems appropriate under the circumstances.
C.    Notwithstanding the foregoing provisions of Paragraph 8.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares or other amounts vest hereunder. Accordingly, to the extent one or more vested Shares are issued, or other amounts are distributed, in a year subsequent to the calendar year in which those Shares or other amounts vest, the Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts. The provisions of this Paragraph 8.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
D.    Except as otherwise provided in Paragraph 6 and Paragraph 8.B, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
9.    Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no Shares or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.
10.    Benefit Limit. The benefit limitation of this Paragraph 10 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up under the Corporation’s Executive Severance Plan (or any successor plan) with respect to the Shares that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status:

In the event the vesting and issuance of the Shares subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i)  the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.
11.    Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
12.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
14.    Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of Shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.

15.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules
16.    Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.
IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

SJW GROUP
By:
Dated:

[NAME OF PARTICIPANT]
Signature:
Address:
Dated:

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.    Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.    Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of the Agreement.
C.    Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
D.    Board shall mean the Corporation’s Board of Directors.
E.    Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:
(i)    the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group of persons beneficially owning thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;
(ii)    a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iii)    a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction,

(iv)    a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(v)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 6.D in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;

provided, however, that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.

F.    Code shall mean the Internal Revenue Code of 1986, as amended.
G.    Common Stock shall mean the shares of the Corporation’s common stock.
H.    Corporation shall mean SJW Group., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Group. which shall by appropriate action adopt the Plan and/or assume the Award.
I.    Disability shall mean the Participant’s permanent and total disability as determined pursuant to Section 22(e)(3) of the Code.
J.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Participant has incurred a Separation from Service, the term

“Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.
K.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
L.    Good Cause shall mean:
(i)     Any act or omission by Participant that results in substantial harm to the business or property of the Corporation (or any Parent or Subsidiary) and that constitutes dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing,
(ii)    Participant’s conviction of a criminal violation involving fraud or dishonesty, or
(iii)    Participant’s intentional and knowing participation in the preparation or release of false or materially misleading financial statements relating to the operations and financial condition of the Corporation (or any Parent or Subsidiary) or Participant’s intentional and knowing submission of any false or erroneous certification required of him or her under the Sarbanes-Oxley Act of 2002 or any securities exchange on which the Common Stock is at the time listed for trading.
The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.

M.    Good Reason shall be deemed to exist with respect to Participant if and only if, without Participant’s express written consent:
(i)    there is a significantly adverse change in the nature or the scope of Participant’s authority or in his or her overall working environment;
(ii)    Participant is assigned duties materially inconsistent with his or her present duties, responsibilities and status;
(iii)    there is a reduction in the sum of Participant’s rate of base salary and target bonus; or
(iv)    the Corporation changes by fifty-five (55) miles or more the principal location in which Participant is required to perform services;

provided, however, that, before Participant may resign for any Good Reason event or transaction, Participant must first provide written notice to the Corporation (or the Parent or Subsidiary employing Participant) identifying such Good Reason event or transaction within ninety (90) days after the occurrence of such event or transaction and the Corporation (or the Parent or Subsidiary employing Participant) shall have failed to cure such event or transaction within thirty (30) days after receipt of such written notice.

N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
O.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.
P.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Q.    Plan shall mean the Corporation’s Long-Term Incentive Plan.
R.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
S.    Qualifying Change in Control shall mean a transaction effecting a change in control or ownership of the Corporation that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.
T.    Restricted Stock Unit shall mean each unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.
U.    Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
V.    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:
(i)    Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6) - month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).
(ii)    Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his or her position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.
(iii)    Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

W.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
X.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Y.    Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares (or any other property).

Exhibit B

Restricted Stock Unit Issuance Agreement (Special Time-Based Grant)

SJW GROUP
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.    Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
1.    Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during Participant’s period of Service shall entitle Participant to receive one share of Common Stock on the applicable issuance date for that share. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Participant	__________________________
Award Date:	___________________
Number of Shares Subject to Award:	________ shares of Common Stock (the “Shares”)
Vesting Schedule:
The Shares shall vest in a series of three (3) successive equal annual installments upon Participant’s completion of each year of Service over the three (3)-year period measured from the Award Date (the “Normal Vesting Schedule”). However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraphs 4 and 6 below.

Issuance Schedule:
The Shares in which the Participant vests on an annual basis in accordance with the Normal Vesting Schedule shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the applicable annual vesting date (the “Issuance Date”) or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such annual vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date. The Shares which vest pursuant to Paragraph 4 or Paragraph 6 of this Agreement shall be issued in accordance with the provisions of the applicable Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 8 of this Agreement.

2.    Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for Participant and/or his or her family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
3.    Cessation of Service. Except as otherwise provided in Paragraph 4 or Paragraph 6 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award shall be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
4.    Accelerated Vesting. Should Participant cease Employee status by reason of death, Disability, termination by the Company other than for Good Cause, or resignation by the Participant for Good Reason, then all of the Shares at the time subject to this Award shall immediately vest and shall be issued on the date of the Participant’s Separation from Service due to such death, Disability, termination by the Company other than for Good Cause, or resignation by the Participant for Good Reason, or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service.
5.    Stockholder Rights. Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until the Shares vest and Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

6.    Change in Control.
A.    Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the underlying Shares at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting and payout provisions that would be applicable to those Shares in the absence of such Change in Control. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.
B.    In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for the Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.
C.    If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 6.A above, then those units shall vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration per Share shall be distributed to Participant upon the tenth (10th) business day following the earliest to occur of (i) the Issuance Date determined for that Share in accordance with the Normal Vesting Schedule, (ii) the date of Participant’s Separation from Service or (iii) the first date following a Qualifying Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.
D.    This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change, and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.
8.    Issuance of Shares/Collection of Withholding Taxes.
A.    On each applicable Issuance Date (or any earlier date on which the Shares are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
B.    The Corporation shall collect the applicable Withholding Taxes with respect to the Shares which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. In the event payment is to be made in a form other than the Shares, then the Corporation shall collect from the Participant the applicable Withholding Taxes pursuant to such procedures as the Corporation deems appropriate under the circumstances.
C.    Notwithstanding the foregoing provisions of Paragraph 8.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares or other amounts vest hereunder. Accordingly, to the extent one or more vested Shares are issued, or other amounts are distributed, in a year subsequent to the calendar year in which those Shares or other amounts vest, the Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts. The provisions of this Paragraph 8.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
D.    Except as otherwise provided in Paragraph 6 and Paragraph 8.B, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

9.    Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no Shares or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.
10.    Benefit Limit. The benefit limitation of this Paragraph 10 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up under the Corporation’s Executive Severance Plan (or any successor plan) with respect to the Shares that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status:
In the event the vesting and issuance of the Shares subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i)  the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.
11.    Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
12.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this

Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
14.    Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of Shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.
15.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules
16.    Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

SJW GROUP
By:
Dated:

[NAME OF PARTICIPANT]
Signature:
Address:
Dated:

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.    Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.    Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of the Agreement.
C.    Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
D.    Board shall mean the Corporation’s Board of Directors.
E.    Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:
(i)    the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group of persons beneficially owning thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;
(ii)    a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iii)    a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction,

(iv)    a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(v)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 6.D in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;

provided, however, that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.

F.    Code shall mean the Internal Revenue Code of 1986, as amended.
G.    Common Stock shall mean the shares of the Corporation’s common stock.
H.    Corporation shall mean SJW Group., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Group. which shall by appropriate action adopt the Plan and/or assume the Award.
I.    Disability shall mean the Participant’s permanent and total disability as determined pursuant to Section 22(e)(3) of the Code.
J.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Participant has incurred a Separation from Service, the term

“Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.
K.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
L.    Good Cause shall mean:
(i)     Any act or omission by Participant that results in substantial harm to the business or property of the Corporation (or any Parent or Subsidiary) and that constitutes dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing,
(ii)    Participant’s conviction of a criminal violation involving fraud or dishonesty, or
(iii)    Participant’s intentional and knowing participation in the preparation or release of false or materially misleading financial statements relating to the operations and financial condition of the Corporation (or any Parent or Subsidiary) or Participant’s intentional and knowing submission of any false or erroneous certification required of him or her under the Sarbanes-Oxley Act of 2002 or any securities exchange on which the Common Stock is at the time listed for trading.
The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.

M.    Good Reason shall be deemed to exist with respect to Participant if and only if, without Participant’s express written consent:
(i)    there is a significantly adverse change in the nature or the scope of Participant’s authority or in his or her overall working environment;
(ii)    Participant is assigned duties materially inconsistent with his or her present duties, responsibilities and status;
(iii)    there is a reduction in the sum of Participant’s rate of base salary and target bonus; or
(iv)    the Corporation changes by fifty-five (55) miles or more the principal location in which Participant is required to perform services;

provided, however, that, before Participant may resign for any Good Reason event or transaction, Participant must first provide written notice to the Corporation (or the Parent or Subsidiary employing Participant) identifying such Good Reason event or transaction within ninety (90) days after the occurrence of such event or transaction and the Corporation (or the Parent or Subsidiary employing Participant) shall have failed to cure such event or transaction within thirty (30) days after receipt of such written notice.

N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
O.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.
P.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Q.    Plan shall mean the Corporation’s Long-Term Incentive Plan.
R.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
S.    Qualifying Change in Control shall mean a transaction effecting a change in control or ownership of the Corporation that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.
T.    Restricted Stock Unit shall mean each unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.
U.    Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
V.    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:
(i)    Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6) - month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).
(ii)    Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his or her position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.
(iii)    Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

W.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
X.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Y.    Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares (or any other property).

Exhibit C

Confidential Settlement Agreement and Release

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE
This Confidential Settlement Agreement and General Release (“Agreement”) is made and entered into by and between Eric W. Thornburg for himself and his heirs, successors and assigns (hereinafter “Executive”), and SJW Group (hereinafter “Company”) (collectively, the “Parties”), effective on this ___ day of _______ 20__:
1.    Release. Executive understands and agrees that in exchange for the consideration described in Section 7 of the Employment Agreement between Executive and Company, which is in addition to anything of value to which Executive is entitled to receive, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and his representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, and hold harmless the Releasees (which is defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, employee benefit plans, insurers, attorneys and/or agents, all both individually and in their official capacities), from any and all legally waivable actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, suspected or unsuspected, which arise out of Executive’s employment with, change in employment status with, and/or separation of employment from, the Company. This release is intended by Executive to be all-encompassing and to act as a full and total release of any legally waivable claims, whether specifically enumerated herein or not, that Executive may have or have had against the Releasees arising from conduct occurring up to and through the date of this Agreement, including, but not limited to, any legally waivable claims arising from any federal, state or local law, regulation or constitution dealing with either employment, employment benefits or employment discrimination including any claims or causes of action Executive have or may have relating to discrimination under federal, state or local statutes including, but not limited to, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, all as amended from time to time, and any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory and/or common law claim.
Executive agrees and understands that, except as may be required by subpoena, court order, or other legal proceedings, he shall not, in any way, assist any individual or entity in commencing or prosecuting any action or proceeding, including, but not limited to, any administrative agency claims, charges or complaints or any lawsuit against the Releasees, or in any way cooperate or participate in any such action or proceeding, including trial, pretrial preparation, prelitigation fact-gathering or administrative agency proceeding connected with any and all matters. Absent legal compulsion, this Agreement bars Executive from testifying, providing documents or information, advising, counseling or providing any other form of assistance to any person or entity who wishes to make or who is making claims against the

Releasees. Executive understands and agrees that, notwithstanding any provisions and covenants in this Paragraph, nothing in this Agreement and Release is intended to constitute an unlawful release or waiver of any of Executive’s rights under any laws and/or to prevent, impede, or interfere with Executive’s ability and/or right to provide truthful testimony if under subpoena to do so.
2.    No Filing of Claims. Executive represents and warrants that he does not presently have on file any claims, charges, grievances, actions, appeals or complaints against Releasees in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or arbitrator(s), public or private, based upon any actions occurring prior to the date of this Agreement.
3.    Waiver of Unknown Claims. It is further understood and agreed by the Parties that as a condition of this Agreement, Executive hereby expressly waives and relinquishes any and all claims, rights or benefits that he may have under California Civil Code Section 1542, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or his favor at the time of executing the release which if known by him or his must have materially affected his or his settlement with the debtor.”
In connection with such waiver and relinquishment, Executive hereby acknowledges that he or his attorneys may hereafter discover claims or facts in addition to, or different from, those which they now know or believe to exist, but that he expressly agrees to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on his behalf against Releasees at the time of execution of this Agreement, including, but not limited to, any and all claims relating to or arising from Executive’s employment with Company, the cessation of that employment, or the subsequent Lawsuit arising out of that employment. The Parties further acknowledge, understand and agree that this representation and commitment is essential to each Party and that this Agreement would not have been entered into were it not for this representation and commitment.
4.    Reports to Government Entities. Nothing in this Agreement shall prohibit or restrict the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Executive does not need the prior authorization of the Company to engage in such communications, respond to such inquiries, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. The Executive is not required to notify the Company that the Executive has engaged in such communications with the

Regulators. If the Executive is required by law to disclose Proprietary Information, other than to Regulators as described above, the Executive shall give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the extent possible. Federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.
5.    Non-Admission of Liability. The Parties acknowledge that they each deny any wrongdoing whatsoever in connection with one another and that the settlement agreement made pursuant to this Agreement is made solely for the purpose of compromising disputed claims and avoiding the time, expense and uncertainty of litigation. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of Company or Executive.
6.    Confidentiality. Executive represents that he will not hereafter without compulsion of legal process, disclose to others, either directly, indirectly or by implication, the existence of this Agreement, the terms of his severance benefits (either by specific dollar amount, by number of “figures”, or otherwise), or the fact of the payment of said amounts, or the facts or circumstance if any actual or alleged claims that Executive may have against Releasees, except to the extent previously disclosed to the public by the Company and except that Executive may disclose such information as is necessary to his spouse, or his attorneys, accountants or other professional advisors to effect the purposes for which he has consulted such attorneys, accountants, or professional advisors, or where disclosure is required by law. Any person or entity to which Executive is permitted to and in fact discloses such information, other than where a disclosure is required by law, must agree to be bound by the terms of this confidentiality provision. In the event that Executive believes he is legally obligated by statutory or regulatory requirements (including compulsory legal process), to make such disclosures, he shall so notify Company in writing immediately, and in no event less than ten (10) days prior to the date for disclosure. If it is not possible to do so at least ten (10) days in advance, Executive will notify the Company’s General Counsel within twenty-four (24) hours of receiving notice that Executive is so obligated. If Company takes any action to challenge such disclosure, Executive shall defer making such disclosure until Company’s challenge is finally resolved, unless ordered by a Court to give the information notwithstanding Company’s challenge. Executive agrees and acknowledges that a violation of this paragraph by Executive shall be a material breach of this Agreement
7.    Payments of Taxes. Executive agrees to pay all federal, state and local taxes and any other legal obligations, if any, which are required by law to be paid with respect to the payments received under Section 7 of the Employment Agreement.  With respect to the Settlement Payment, Executive further agrees that should any of the foregoing payments be found improper or unwarranted by the Internal Revenue Service or any other taxing authority, with the result that Executive is held obligated to pay additional taxes, fees, penalties, or interest, he will not assert, file, or make any claims against Company or pursue any other causes of action against it or its representatives for such taxes, fees, penalties, or interest as they may be compelled to pay and the costs, including attorneys’ fees, which he may have to pay in connection with any disputes between his and the Internal Revenue Service or any other taxing authority.
8.    Acknowledgement of Wages Paid and No Other Amounts Due. Executive acknowledges that, except as expressly provided for in this Agreement, he has been paid any and all salary, bonuses, commissions or other amounts due from Releasees, and that no other amounts are due to Executive from Releasees.
9.    No Further Employment with Company. Executive understands and agrees that he has no right to employment with Company or any of its parents, subsidiaries, affiliates or related companies and is not eligible for re-hire by Company or any of its parents, subsidiaries, affiliates or related companies. Executive further agrees that he shall not apply for re-employment directly with Company or any of its parents, subsidiaries, affiliates or related companies.
10.    Right to Revoke.
Executive understands and agrees that he:

(a)	Has a full twenty-one (21) days (or forty-five (45) days if such longer period is required under applicable law) after receipt of this Agreement within which to review and consider the Agreement;

(b)	Is advised to consult with an attorney which he may freely choose prior to executing this Agreement;

(c)	Has carefully read and fully understands the provisions of this Agreement;

(d)	Is, through and in accordance with the terms set forth in this Agreement, releasing Releasees from any and all claims he has or may come to have against the Releasees;

(e)	Is knowingly and voluntarily agreeing to all the terms set forth in this Agreement;

(f)
Has seven (7) days after the execution of this Agreement within which he may revoke this Agreement. In order to revoke this Agreement, Executive must deliver to the Company’s General Counsel, a letter stating that he is revoking this Agreement no later than seven (7) days after he executes it;

(g)
That, because of this revocation period, this Agreement shall not become effective or enforceable until the eighth (8th) day following the date Executive executes this Agreement (the “Effective Date”);

(h)	Is not waiving any rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) that may arise after the date this Agreement is executed; and

(i)	Is, by reason of this Agreement and the release of claims herein, receiving from Company good and sufficient consideration in addition to anything of value to which he is already entitled.
11.    Non-Solicitation and Proprietary Information and Termination Obligations. Executive understands and agrees that he will remain bound by the provisions of Sections 9, 10 and 15 of the Employment Agreement.
12.    Legal and Equitable Remedies.
(a)    Because any breach by the Executive of any of the restrictive covenants contained in Section 9 and Section 10 of the Employment Agreement would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce Section 9 and Section 10 of the Employment Agreement and any of their provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in Section 9 and Section 10 of the Employment Agreement. The Executive agrees that in any action in which the Company seeks injunction, specific performance or other equitable relief, the Executive will not assert or contend that any of the provisions of Section 9 or Section 10 of the Employment Agreement are unreasonable or otherwise unenforceable.
(b)    The Executive irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this Agreement shall be brought solely in the United States District Court for the Northern District of California, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Santa Clara County, (ii) consents to the exclusive jurisdiction of such court in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.
(c)    Notwithstanding anything in this Agreement to the contrary, if the Executive breaches any of the Executive’s obligations under Section 9 or Section 10 of the Employment Agreement, all payments under Section 7 of the Employment Agreement shall cease. In such event, the Company may require that the Executive repay the after-tax value of all amounts theretofore paid to him pursuant to Section 7 of the Employment Agreement, and in such case, the Executive shall promptly repay such amounts within the timeframe specified by the Company (which shall be no earlier than 60 days following the notice to the Executive).
13.    Ownership of Claims. The Parties represent and warrant that they are the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. The Parties further represent and warrant that there has been no assignment or other transfer of any interest in any such matters, claims or demands that the Parties may have against one another.
14.    California Law Applies. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of California.
15.    Successors and Assigns. It is expressly understood and agreed by the Parties that this Agreement and all of its terms shall be binding upon each Parties’ representatives, heirs, executors, administrators, successors and assigns.
16.    Drafting. The Parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.
17.    Attorneys’ Fees. In the event that any party to this Agreement asserts a claim for breach of this Agreement or seeks to enforce its terms, the prevailing party in any such proceeding shall be entitled to recover costs and reasonable attorneys’ fees.
18.    Execution of Additional Documents. The Parties agree to execute such other, further, and different documents as reasonably may be required to effectuate this Agreement.
19.    Consultation with Counsel. The Parties and each of them acknowledge that they have had the opportunity to consult with legal counsel of their choice prior to execution and delivery of this Agreement, and that they have in fact done so. Executive acknowledges that he has been specifically advised by counsel of the consequences of the Release he has signed.
20.    Headings. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.
21.    Integration. This Agreement constitutes a single, integrated, written contract, expressing the entire agreement between the Parties. It supersedes all prior agreements between the Parties, with the exception of the provisions in the Employment Agreement specifically referenced herein. The Parties represent and warrant that they are not relying on any promises or representations that do not appear written herein. The Parties further understand and agree that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto.
22.    Severability. If any provision in this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce the remaining provisions to the extent permitted by law.
23.    Counterparts. This Agreement may be executed in separate counterparts and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.
24.    Voluntary Agreement. Executive understands and agrees that he may be waiving significant legal rights by signing this Agreement, and represents that he has entered into this Agreement voluntarily, after consulting with his attorneys, with a full understanding of and in agreement with all of its terms.
25.    Authority to Enter Into Agreement. Each party represents and warrants that, as of the date of the execution of this Agreement, he, he or it has the right and authority to execute this Agreement, and he, he or it has not sold, assigned, transferred, conveyed, or otherwise disposed of any claims or demands relating to any right surrendered by virtue of this Agreement. Each party further represents and warrants that he, he or it has had the opportunity to consult and has consulted legal counsel in connection with the negotiation and execution of this Agreement. Each of the Parties and his, his or its signatory represents that the signatory is either a party or a business representative or assignee of, and is fully authorized to execute this Agreement on behalf of, the party for whom he or he signs.
26.    PDF Signature. PDF signatures on this Agreement shall be treated as original signatures.
IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement and Release on the dates indicated below.
PLEASE READ THIS SETTLEMENT AGREEMENT CAREFULLY. IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

DATED:	Eric W. Thornburg
DATED:	SJW Group. By: Its: